UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 30, 2012

Date of Report (Date of earliest event reported)

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 N. Wacker Drive, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2012, General Growth Properties, Inc., a Delaware corporation (the “Company”), amended and restated its $750 million corporate line of credit with Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Royal Bank of Canada and J.P. Morgan Securities LLC as Joint Lead Arrangers. The amended and restated agreement, among other things, increases the revolving loan commitment amount to $1 billion and provides an uncommitted accordion feature that will allow the Company to increase the total facility to $1.25 billion. The amended and restated revolving credit facility will mature on April 29, 2016.

The pricing of the facility is currently set at LIBOR plus 250 basis points and is determined by the Company’s leverage level.

The description of the amended and restated revolving credit facility in this current report is qualified in its entirety by reference to a copy of the Second Amended and Restated Credit Agreement that is filed as Exhibit 99.1 to this current report and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1

Second Amended and Restated Credit Agreement, dated as of April 30, 2012, by and among GGP Limited Partnership, GGPLP Real Estate 2010 Loan Pledgor Holding, LLC, GGPLPLLC 2010 Loan Pledgor Holding, LLC, GGPLP L.L.C. and GGPLP 2010 Loan Pledgor Holding, LLC, as Borrowers, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

	By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President and Secretary

Date: May 4, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1

Second Amended and Restated Credit Agreement, dated as of April 30, 2012, by and among GGP Limited Partnership, GGPLP Real Estate 2010 Loan Pledgor Holding, LLC, GGPLPLLC 2010 Loan Pledgor Holding, LLC, GGPLP L.L.C. and GGPLP 2010 Loan Pledgor Holding, LLC, as Borrowers, Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto.